Exhibit 10.1

SECOND MODIFICATION AGREEMENT

This Second Modification Agreement (“Agreement”) is made as of May 18, 2015, by and among TRI POINTE HOMES, INC., a Delaware corporation (“Borrower”), each lender from time to time party to the Credit Agreement described below (individually, a “Lender” and collectively, the “Lenders”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, d/b/a HOUSING CAPITAL COMPANY, as Administrative Agent for the Lenders (in such capacity, “Administrative Agent”).

RECITALS

A.Under that certain Credit Agreement dated as of June 26, 2014, by and among Lenders, Borrower and Administrative Agent, as modified by that certain Modification Agreement dated as of January 20, 2015 (as amended, restated or otherwise modified, the “Credit Agreement”), Lenders agreed to make a revolving loan to Borrower (the “Loan”).  Capitalized terms used herein without definition have the meanings ascribed to them in the Credit Agreement.

B.The Loan is evidenced by those certain notes dated as of June 26, 2014, each made payable to a Lender in the aggregate original principal amount of Four Hundred Twenty-Five Million and No/100 Dollars ($425,000,000.00) (collectively, the “Notes”).

C.In connection with the Loan, Tri Pointe Communities, Inc., a Delaware corporation, and Tri Pointe Contractors, LP, a Delaware limited partnership (individually and collectively, “Original Guarantor”) have executed that certain Guaranty dated as of June 26, 2014 in favor of Administrative Agent and the Lenders (as amended, restated or otherwise modified, the “Guaranty”), pursuant to which Guaranty Original Guarantor guaranteed to Administrative Agent and Lenders the payment and performance of Borrower’s obligations under the Loan Documents.

D.Pursuant to that certain Supplement to Guaranty dated as of July 7, 2014, TRI POINTE HOLDINGS, INC., a Washington corporation, MARACAY 91, L.L.C., an Arizona limited liability company, MARACAY HOMES, L.L.C., an Arizona limited liability company, MARACAY BRIDGES, LLC, an Arizona limited liability company, MARACAY VR, LLC, an Arizona limited liability company, PARDEE HOMES, a California corporation, PARDEE HOMES OF NEVADA, a Nevada corporation, THE QUADRANT CORPORATION, a Washington corporation, TRENDMAKER HOMES, INC., a Texas corporation, WINCHESTER HOMES INC., a Delaware corporation, and MARACAY THUNDERBIRD, L.L.C., an Arizona limited liability company (each, a “Supplemental Guarantor,” and, together with Original Guarantor, collectively, “Guarantor”), joined, on a joint and several basis, in the obligations of Original Guarantor under the Guaranty and guaranteed to Administrative Agent and Lenders the payment and performance of Borrower’s obligations under the Loan Documents.

E.As of the date hereof, the outstanding principal balance of the Loan is $359,391,861.81, and Letters of Credit in the aggregate face amount of $11,820,357.08 have been issued by LC Issuer and remain outstanding.

F.Borrower has requested, and Administrative Agent and Lenders have agreed, to increase the Aggregate Commitment amount from $425,000,000 to $550,000,000, extend the maturity of the Loan and make certain other changes to the Loan, all on the terms and conditions set forth herein.

G.Pursuant to that certain Assignment and Assumption Agreement of even date herewith by and between Union Bank, N.A., a national banking association, as Assignor, and JPMorgan Chase Bank, N.A., a national banking association, as Assignee (the “Union Bank Assignment”), Union Bank, N.A., assigned its full $50,000,000 Commitment to JPMorgan Chase Bank, N.A.

H.Fifth Third Bank, an Ohio banking corporation, is becoming a “Lender” under the Credit Agreement with a Commitment of $45,000,000.00, and Credit Suisse AG, Cayman Islands Branch is becoming a “Lender” under the Credit Agreement with a Commitment of $25,000,000.00.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, including the mutual covenants herein contained, Administrative Agent and Borrower hereby agree to the following terms and conditions:

1.Recitals.  The recitals set forth above in the Recitals are true, accurate and correct.

2.Reaffirmation of Loan.  Borrower reaffirms all of its obligations under the Loan Documents, and Borrower acknowledges that it has no claims, offsets or defenses with respect to the payment of sums due under the Credit Agreement, the Notes or any other Loan Document.

3.Aggregate Commitment; Lender Commitments.

(a)As of the date of this Agreement, the Aggregate Commitment is $550,000,000.00.  Schedule 1 attached to the Loan Agreement is hereby amended and restated in its entirety by Schedule 1 attached hereto.

(b)Each of Wells Fargo Bank, National Association, Citibank, N.A. and Deutsche Bank AG New York Branch hereby agrees to increase their respective Commitment to the amount specified with respect to such Lender on Schedule 1 attached hereto.

(c)Each of U.S. Bank National Association d/b/a Housing Capital Company and California Bank & Trust is maintaining its current Commitment in the amount specified with respect to such Lender on Schedule 1 attached hereto.

(d)JPMorgan Chase Bank, N.A. has acquired a Commitment in the amount specified with respect to such Lender on Schedule 1 attached hereto pursuant to the Union Bank Assignment.

(e)Each of Fifth Third Bank and Credit Suisse AG, Cayman Islands Branch hereby agrees to be bound by the provisions of the Credit Agreement and the other Loan

Documents and agrees that it shall, as of the date hereof, become a Lender for all purposes of the Credit Agreement and the other Loan Documents to the same extent as if originally a party thereto, with a Commitment in the amount specified with respect to such Lender on Schedule 1 attached hereto.  Each of Fifth Third Bank and Credit Suisse AG, Cayman Islands Branch hereby (i) represents and warrants that it is legally authorized to enter into this Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and has reviewed such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and the other Loan Documents and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender.

4.Modification of Loan Documents.

(a)Definitions.

(i)The definition of the term “Borrowing Base” set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Borrowing Base’ means, with respect to an Inventory Valuation Date for which it is to be determined, an amount equal to the sum (without duplication) of the following assets of the Borrower and each Guarantor (but only to the extent that such assets are Qualified Real Property Inventory, and are not subject to any Liens other than Permitted Liens):

(i)	one hundred percent (100%) of Unrestricted Cash in excess of the Minimum Liquidity Amount;
(ii)	the Book Value of Presold Units, multiplied by ninety percent (90%); plus
(iii)	the Book Value of Model Units, multiplied by eighty percent (80%); plus
(iv)	the Book Value of Spec Units (other than such Spec Units, if any, as are excluded from the Borrowing Base pursuant to the provisions of Section 6.19(d)), multiplied by eighty percent (80%); plus

(v)	the Book Value of Finished Lots, multiplied by sixty-five percent (65%); plus
(vi)	the Book Value of Land Under Development, multiplied by sixty-five percent (65%); plus
(vii)	the Book Value of Entitled Land, multiplied by fifty percent (50%);

provided, however:

(a)	the Borrowing Base shall not include any amounts under clause (vii) to the extent the aggregate of such amounts exceeds 35% of the Borrowing Base;
(b)

the advance rate for Spec Units (other than Model Units) shall decrease to (A) 75% for any Housing Unit that has been a Spec Unit for more than 180 days, but not more than 360 days and (B) 25% for any Housing Unit that has been a Spec Unit for more than 360 days;

(c)

the advance rate for Model Units shall decrease to 0% for any Housing Unit that has been a Model Unit for more than 180 days following the sale of the last production Housing Unit in the applicable project relating to such Model Unit; and

(d)	from and after June 1, 2016, the aggregate amount included in the Borrowing Base under clauses (v), (vi) and (vii) shall not exceed 55% of the total Borrowing Base.”

(ii)The definition of the term “Eurocurrency Base Rate” set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Eurocurrency Base Rate’ means, with respect to a Eurocurrency Advance for the relevant Interest Period, the applicable interest settlement rate for deposits in Dollar LIBOR appearing on the applicable Reuters Screen LIBOR01 (or on any successor or substitute page on such screen) as of 11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if the applicable Reuters Screen LIBOR01 for Dollar LIBOR (or any successor or substitute page) is not available to the Administrative Agent for any reason, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the applicable interest settlement rate for deposits in Dollar LIBOR as reported by any other generally recognized financial information service selected by the Administrative Agent as of

11:00 a.m. (London time) on the Quotation Date for such Interest Period, and having a maturity equal to such Interest Period, provided that, if no such interest settlement rate is available to the Administrative Agent, the applicable Eurocurrency Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which the Administrative Agent or one of its Affiliate banks offers to place deposits in Dollars with first-class banks in the interbank market at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, in the approximate amount of the Administrative Agent's relevant Eurocurrency Loan and having a maturity equal to such Interest Period.  The “Eurocurrency Base Rate” shall never be less than zero percent (0%).”

(iii)The definition of the term “Facility Termination Date” set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Facility Termination Date’ means May 18, 2019, or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.”

(iv)The definition of the term “LC Issuer’s LC Limit” set forth in Article I of the Credit Agreement is hereby amended and restated in its entirety as follows:

“‘LC Issuer’s LC Limit’ means, with respect to a Lender, the amount with respect to such Lender set forth in Schedule 4 hereto or such higher or lower amount as shall be agreed by such Lender, each other LC Issuer, if any, and the Borrower (but not to exceed, in the aggregate as to all LC Issuers, the lesser of 25% of the Aggregate Commitment or $75,000,000).  In the case of any Lender that becomes an LC Issuer after the date hereof, such Lender’s LC Issuer's LC Limit shall be, subject to the aggregate LC Issuer’s LC Limit set forth above, an amount equal to 25% of its Commitment unless such Lender, the Borrower and each other LC Issuer, if any, shall otherwise agree and so notify the Administrative Agent.  A Lender or the Borrower shall promptly notify the Administrative Agent of any change in such Lender's LC Issuer's LC Limit.  For the avoidance of doubt, as of the date hereof, U.S. Bank is the sole LC Issuer and U.S. Bank’s LC Issuer’s LC Limit is $75,000,000.”

(v)The following definitions shall be added to Article I of the Credit Agreement in alphabetical order thereto:

“‘Anti-Corruption Laws’ means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.”

“‘OFAC’ means the U.S. Department of the Treasury’s Office of Foreign Assets Control, and any successor thereto.”

“‘PATRIOT Act’ means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, and any successor statute.”

“‘Sanctioned Country’ means, at any time, any country or territory which is itself the subject or target of any comprehensive Sanctions.”

“‘Sanctioned Person’ means, at any time, (a) any Person or group listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, (b) any Person or group operating, organized or resident in a Sanctioned Country, (c) any agency, political subdivision or instrumentality of the government of a Sanctioned Country, or (d) any Person 50% or more owned, directly or indirectly, by any of the above.”

“‘Sanctions’ means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State; (b) the United Nations Security Council, the European Union, any EU Member State or Her Majesty’s Treasury of the United Kingdom; or (c) any other applicable authority.”

(b)Unused Fee.  Section 2.5 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“2.5Unused Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender according to its Pro Rata Share an unused fee (the “Unused Fee”) from the date hereof to and including the Facility Termination Date, which Unused Fee shall accrue on a daily basis in an amount equal to (a) the Available Aggregate Commitment on such day, multiplied by (b) the Applicable Fee Rate then in effect, divided by (c) 360.  The accrued Unused Fee shall be payable in arrears on each Quarterly Payment Date hereafter and on the Facility Termination Date.  Swing Line Loans shall count as usage of the Aggregate Commitment for the purpose of calculating the Unused Fee due hereunder.”

(c)Maximum Number of Interest Periods.  The last paragraph of Section 2.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“After giving effect to all Advances, all conversions of Advances from one Type to another and all continuations of Advances of the same Type, there shall be no more than five (5) Interest Periods in effect hereunder.”

(d)Increase Option.  Section 2.24 of the Credit Agreement is hereby amended by replacing the number “$575,000,000” therein with “$700,000,000.”

(e)Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.  A new Section 5.22 shall be added to the Credit Agreement as follows:

“5.22  Anti-Corruption Laws; Sanctions; Anti-Terrorism Laws.

(a)The Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees is a Sanctioned Person.  No Loan or Facility LC, use of the proceeds of any Loan or Facility LC or other transactions contemplated hereby will violate Anti-Corruption Laws or applicable Sanctions.

(b)Neither the making of the Loans hereunder nor the use of the proceeds thereof will violate the PATRIOT Act, the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or successor statute thereto.  The Borrower and its Subsidiaries are in compliance in all material respects with the PATRIOT Act.”

(f)Use of Proceeds.  The following sentence shall be added to the end of Section 6.2 of the Credit Agreement as follows:

“The Borrower will not request any Loan or Facility LC, and the Borrower will not use, and will ensure that its Subsidiaries and its or their respective directors, officers, employees and agents will not use, the proceeds of any Loan or Facility LC (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws; (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country; or (iii) in any other manner that would result in the violation of any Sanctions.”

(g)Compliance with Laws and Material Contractual Obligations.  The following sentence shall be added to the end of Section 6.7 of the Credit Agreement as follows:

“The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Anti-Corruption Laws and applicable Sanctions.”

(h)Consolidated Tangible Net Worth Test.  Section 6.19(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)Consolidated Tangible Net Worth Test.  The Borrower shall not permit Consolidated Tangible Net Worth (monitored and tested quarterly as of the last day of each fiscal quarter) to be less than (i) $875,884,500, plus (ii) 50% of the cumulative Consolidated Net Income for each fiscal quarter commencing after March 31, 2015 (excluding any quarter in which there is a loss but applying Consolidated Net Income thereafter first to such loss before determining 50% of such amount for purposes of this calculation), plus (iii) 50% of the aggregate proceeds received by the Borrower (net of reasonable fees and expenses) in connection with any public offering of stock or equity (for the avoidance of doubt, an offering of convertible notes shall not be deemed to be an offering of equity) in each fiscal quarter after March 31, 2015 (the "Consolidated Tangible Net Worth Test").”

(i)Interest Coverage Test.  Section 6.19(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)Interest Coverage Test.  The Borrower shall not permit the Interest Coverage Ratio (monitored and tested quarterly as of the last day of each fiscal quarter) to be less than 1.50 to 1.0 (the "Interest Coverage Test"); provided, however, that should the Interest Coverage Test ever not be satisfied, Borrower shall not be in default hereunder so long as Borrower shall at all times maintain Unrestricted Cash of Borrower in an amount equal to the greater of (i) $25,000,000, or (ii) the sum of (i)  the trailing twelve month Consolidated Interest Incurred, plus (ii) the aggregate principal amount of Consolidated Indebtedness maturing in the next twelve months (the "Minimum Liquidity Amount").”

(j)Patriot Act Compliance.  A new Section 6.23 shall be added to the Credit Agreement as follows:

“6.23  Patriot Act Compliance.  The Borrower shall, and shall cause each Subsidiary to, provide such information and take such actions as are reasonably requested by the Administrative Agent or any Lender in order to assist the Administrative Agent and the Lenders in maintaining compliance with the PATRIOT Act.”

(k)Pricing Schedule.  The Pricing Schedule attached to the Credit Agreement is hereby amended and restated by the Pricing Schedule attached hereto.  For purposes of the Pricing Schedule, the “Pricing Schedule Adjustment Date” shall mean the later of (i) June 1, 2016, and (ii) the date as of which all of the following conditions are satisfied: (A) the aggregate amount contributed to the calculation of the Borrowing Base from clauses (v), (vi) and (vii) of the definition of the term “Borrowing Base” does not exceed fifty-five percent (55%) of the total amount of the Borrowing Base, and (B) no Default or Event of Default has occurred and is then continuing; provided, however, that, notwithstanding the foregoing, with respect to all Eurocurrency Advances outstanding on the Pricing Schedule Adjustment Date, any adjustment in the Applicable Margin shall take effect with respect to each such Eurocurrency Advance from and after the expiration of the applicable Interest Period in effect on the Pricing Schedule Adjustment Date.

(l)Schedule 4, LC Issuer’s LC Limit.  Schedule 4 attached to the Credit Agreement is hereby amended and restated by Schedule 4 attached hereto.

(m)Syndication Agent, Cover Page.  Wells Fargo Bank, N.A. is hereby designated as the Syndication Agent for the Loan, and the cover page of the Credit Agreement is amended and restated in its entirety to, among other things, reflect that designation.

5.Conditions Precedent.  Before this Agreement becomes effective and any party becomes obligated under it, all of the following conditions shall have been satisfied at Borrower’s sole cost and expense in a manner acceptable to Administrative Agent in the exercise of Administrative Agent’s sole judgment:

(a)Administrative Agent shall have received fully executed originals of this Agreement, including the Consent and Reaffirmation of Guaranty attached hereto executed by each Guarantor.

(b)Administrative Agent shall have received a fully executed original of the Union Bank Assignment.

(c)Administrative Agent shall have received the fully executed original fee letter of even date herewith executed by Borrower.

(d)Each Lender shall have received an original promissory note, or amended and restated promissory note, as applicable, substantially in the form of Exhibit F (with such modifications as may be necessary in the case of amended and restated promissory notes), executed by Borrower payable to the order of such Lender in the maximum principal amount of such Lender’s Commitment.

(e)Each Lender shall have made available to the Administrative Agent such amounts in immediately available funds as the Administrative Agent shall determine, for the benefit of the other Lenders, as being required in order to cause, after giving effect to the increase in the Aggregate Commitment contemplated by this Agreement and the use of such amounts to make payments to such other Lenders, each Lender's portion of the outstanding Revolving Loans of all the Lenders to equal its Pro Rata Share of such outstanding Revolving Loans.

(f)Administrative Agent shall have received a Certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (i) that there have been no changes in the charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity, (ii) that there have been no changes in the Operating Agreement or other organizational document of such Loan Party since the date previously delivered to Administrative Agent, or otherwise as attached thereto, (iii) resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of this Agreement (or, in the case of a Guarantor, the Consent and Reaffirmation of Guaranty attached hereto), (iv) the Good Standing Certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (v) and the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party.

(g)The representations and warranties contained in the Loan Documents and this Agreement are true and correct in all material respects as of the effective date of this Agreement.

(h)All payments due and owing to Administrative Agent and Lenders under the Loan Documents have been paid current as of the effective date of this Agreement.

(i)Administrative Agent shall have received reimbursement, in immediately available funds, of all costs and expenses incurred by Administrative Agent in connection with this Agreement, including, to the extent invoiced, legal fees and expenses of Administrative Agent’s counsel.

6.Representations and Warranties.  Borrower represents and warrants to Administrative Agent and Lenders as follows:

(a)Loan Documents.  All representations and warranties made and given by Borrower in the Loan Documents are true and correct in all material respects as of the date of this Agreement.

(b)No Event of Default.  No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

7.Incorporation.  This Agreement shall form a part of each Loan Document, and all references to a given Loan Document shall mean that document as hereby modified.

8.Effect of this Agreement.  The terms and conditions of the Credit Agreement and the other Loan Documents are modified only to the extent specifically set forth herein and on the condition that such modification shall not prejudice any other existing or future rights, remedies, benefits or powers belonging or accruing to Administrative Agent and Lenders under the terms of the Credit Agreement and the other Loan Documents, as hereby modified.  Administrative Agent and Lenders reserve, without limitation, all rights which it has against any indemnitor, guarantor, or endorser of the Loan.

9.No Impairment; Reaffirmation and Ratification.  Except as set forth herein, the terms of the Notes, the Credit Agreement and the other Loan Documents shall remain in full force and effect and apply to this Agreement, and the Notes and the other Loan Documents are ratified and affirmed by the parties hereto.

10.Successors and Assigns.  The terms and conditions of this Agreement are binding upon Borrower and its representatives, successors, interests, and assigns, and shall survive the termination of this Agreement, the Notes and the other Loan Documents.

11.Purpose and Effect of Lenders’ Approval.  Administrative Agent’s and/or Lenders’ approval of any matter in connection with the Loan shall be for the sole purpose of protecting Administrative Agent’s and Lenders’ security and rights.  Neither the execution and delivery of this Agreement by Administrative Agent and Lenders, nor any approval by any of them of any matter in connection with the Loan shall result in a waiver of any Default or Event of Default by Borrower or Guarantor.  In no event shall Administrative Agent’s or Lenders’ approval be a representation of any kind with regard to the matter being approved.

12.NO ORAL MODIFICATION. THIS AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  NOTWITHSTANDING ANY PRIOR PRACTICE to the contrary and for the avoidance of doubt, the parties hereto acknowledge and agree that THERE MAY BE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13.Integration.  The Loan Documents, including this Agreement, embody the entire agreement and understanding among the Borrower, the Administrative Agent, any LC Issuer and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent, the LC Issuer and the Lenders relating to the subject matter thereof other than those contained in the Fee Letters which shall survive and remain in full force and effect during the term of this Agreement.  If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any of the other Loan Documents, the terms, conditions and provisions of this Agreement shall prevail.

14.Miscellaneous.  This Agreement may be executed in counterparts, and all counterparts shall constitute but one and the same document.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.  This Agreement shall be construed in accordance with the internal laws (without regard to conflicts of law provisions) of the State of California, but giving effect to federal laws applicable to national banks.

[Signatures Begin on the Following Page]

IN WITNESS WHEREOF, Borrower, Administrative Agent, LC Issuer and the Lenders have executed this Agreement as of the date first above written.

BORROWER: TRI POINTE HOMES, INC., a Delaware corporation By: /s/ Michael D. Grubbs Name: Michael D. Grubbs Title: Chief Financial Officer

[Signatures Continue on the Following Page]

U.S. BANK NATIONAL ASSOCIATION,
a national banking association, d/b/a Housing Capital Company, as a Lender, a Swing Line Lender, an LC Issuer and Administrative Agent

By: /s/ Russ Wakeham

Name: Russ Wakeham

Title: Senior Vice President

[Signatures Continue on the Following Page]

CALIFORNIA BANK & TRUST, as a Lender By: /s/ Stefanus Junus Name: Stefanus Junus Title: Vice President

[Signatures Continue on the Following Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender By: /s/ Michael Shannon Name: Michael Shannon Title: Vice President By: /s/ Kirk L. Tashjian Name: Kirk L. Tashjian Title: Director

[Signatures Continue on the Following Page]

CITIBANK, N.A., as a Lender By: /s/ Maureen Munroe Name: Maureen Munroe Title: Vice President

[Signatures Continue on the Following Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Elena Bennett Name: Elena Bennett Title: Senior Vice President

[Signatures Continue on the Following Page]

JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Chiara Carter Name: Chiara Carter Title: Vice President

[Signatures Continue on the Following Page]

FIFTH THIRD BANK, as a Lender By: /s/ Talianna Carlson-Manne Name: Talianna Carlson-Manne Title: Senior Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender By: /s/ Vipula Dhadda Name: Vipula Dhadda Title: Authorized Signatory By: /s/ Sean MacGregor Name: Sean MacGregor Title: Authorized Signatory

PRICING SCHEDULE

The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the following table based on the Borrower's Leverage Ratio as reflected in the then most recent Financials:

1.Prior to the Pricing Schedule Adjustment Date:

Level	Leverage Ratio	Applicable Margin	Applicable Fee Rate
I	<30%	1.45%	0.20%
II	>30%, <40%	1.70%	0.25%
III	>40%, <50%	1.95%	0.30%
IV	>50%	2.20%	0.35%

2.From and after the Pricing Schedule Adjustment Date:

Level	Leverage Ratio	Applicable Margin	Applicable Fee Rate
I	<30%	1.25%	0.20%
II	>30%, <40%	1.50%	0.25%
III	>40%, <50%	1.75%	0.30%
IV	>50%	2.00%	0.35%

Adjustments, if any, to the Applicable Margin or Applicable Fee Rate, to the extent determined on the basis of the Leverage Ratio, shall be effective from and after the first day of the first fiscal month immediately following the date on which the delivery of the Financials is required until the first day of the first fiscal month immediately following the next such date on which delivery of such Financials of the Borrower is so required.  If the Borrower fails to deliver the Financials to the Administrative Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table then in effect until five (5) days after such Financials are so delivered.

"Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(a) or (b).

Pricing Schedule

SCHEDULE 1
Commitments

Lender:	Commitment:	Pro Rata Share:

U.S. Bank National Association	$200,000,000	36.363636364%
Wells Fargo	$100,000,000	18.181818182%
JPMorgan Chase Bank	$50,000,000	9.090909091%
Citibank, N.A.	$50,000,000	9.090909091%
Deutsche Bank AG New York Branch	$50,000,000	9.090909091%
California Bank & Trust	$30,000,000	5.454545455%
Fifth Third Bank	$45,000,000	8.181818182%
Credit Suisse AG, Cayman Islands Branch	$25,000,000	4.545454545%

TOTAL COMMITMENTS		$100.000000000%

Schedule 1

SCHEDULE 4
LC Issuer's LC Limits

U.S. Bank National Association - $75,000,000.00

The aggregate of all LC Issuer’s LC Limits shall not exceed the lesser of 25% of the Aggregate Commitment or $75,000,000.

Schedule 4

CONSENT AND REAFFIRMATION OF GUARANTY

Tri Pointe Communities, Inc., a _Delaware corporation, Tri Pointe Contractors, LP, a Delaware limited partnership, TRI POINTE HOLDINGS, INC., a Washington corporation, MARACAY 91, L.L.C., an Arizona limited liability company, MARACAY HOMES, L.L.C., an Arizona limited liability company, MARACAY BRIDGES, LLC, an Arizona limited liability company, MARACAY VR, LLC, an Arizona limited liability company, PARDEE HOMES, a California corporation, PARDEE HOMES OF NEVADA, a Nevada corporation, THE QUADRANT CORPORATION, a Washington corporation, TRENDMAKER HOMES, INC., a Texas corporation, WINCHESTER HOMES INC., a Delaware corporation, and MARACAY THUNDERBIRD, L.L.C., an Arizona limited liability company (individually and collectively, “Guarantor”), consents to the foregoing Second Modification Agreement and reaffirms the full force and effectiveness of that certain (i) Guaranty dated as of June 26, 2014, and (ii) Supplement to Guaranty dated as of July 7, 2014, executed by such Guarantor in favor of Administrative Agent and the Lenders (collectively, the “Guaranty”).  Guarantor agrees that the obligations of Borrower guaranteed under the Guaranty include, without limitation, the obligation of Borrower to repay the Loan, as such Loan has been modified pursuant to the terms of the foregoing Agreement.  In addition, Guarantor acknowledges that its obligations under the Guaranty are separate and distinct from those of Borrower on the Loan, and that Guarantor has no claims, offsets or defenses with respect to its obligations under the Guaranty.

GUARANTOR:

TRI POINTE COMMUNITIES, INC.,

TRI POINTE HOLDINGS, INC.

MARACAY 91, L.L.C.

MARACAY HOMES, L.L.C.

MARACAY BRIDGES, LLC

MARACAY VR, LLC

PARDEE HOMES

PARDEE HOMES OF NEVADA

THE QUADRANT CORPORATION

TREND MAKER HOMES, INC.

WINCHESTER HOMES INC,

By:/s/ Michael D. Grubbs

Name: Michael D. Grubbs

Title: Chief Financial Officer

TRI POINTE CONTRACTORS, LP,

By:TRI Pointe Communities, Inc.,
its General Partner

By: /s/ Michael D. Grubbs

Name: Michael D. Grubbs

Title: Chief Financial Officer

MARACAY THUNDERBIRD, L.L.C.,

By:Maracay Homes, L.L.C.,
its Manager

By:/s/ Michael D. Grubbs

Name: Michael D. Grubbs

Title: Chief Financial Officer

C-1

CREDIT AGREEMENT

BETWEEN

TRI POINTE HOMES, INC.,

a Delaware corporation

U.S. BANK NATIONAL ASSOCIATION,

a national banking association, d/b/a Housing Capital Company as Administrative Agent, lead arranger and book manager,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as syndication agent

U.S. BANK NATIONAL ASSOCIATION,

a national banking association, d/b/a Housing Capital Company as a Lender, LC Issuer and Swing Line Lender,

AND

The other Lenders from

Time to Time Parties Hereto

DATED AS OF JUNE 26, 2014,
as amended